EXHIBIT 10.58


                               THIRD AMENDMENT TO
                          OPEN-ENDED PRODUCT AGREEMENT


     This Third Amendment to Open-Ended Product Agreement (the "Second Amendment") is entered into this 30th day of June, 2001 by and between Wade Cook Financial Corporation a Nevada Corporation or its assigns (collectively,
"WCFC"), and Wade B. Cook a married individual, or assigns ("Cook"), (collectively, the "Parties").

                                    Recitals

A. WCFC and Cook enter into an Open-Ended Product Agreement dated March 20, 1998 (the "Product Agreement") pursuant to which Cook granted WCFC a non-exclusive worldwide license to all intellectual property described in Exhibit A of the Product Agreement.

B. WCFC and Cook entered into an Amendment to Open-Ended Product Agreement dated May 7, 1999 (the "First Amendment") pursuant to which Cook amended his royalty rate of ten percent (10%) of all gross sales for Products licensed under the Product Agreement to a yearly royalty that is the greater of $5,000,000 or five percent (5%) of gross sales revenue received from sales of such Products. WCFC and Cook subsequently entered into a Second Amendment to Open-Ended Product Agreement dated December 15, 2000, pursuant to which Cook again amended his royalty rate to 3.5% of gross sales revenue.

C. Cook is a substantial shareholder in WCFC and as such, has a vested interest in the continuing profitability of WCFC. WCFC and cook desire to again amend Cook's royalty rate under the Product Agreement as amended.

                                    Agreement

     In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1.   Amendments

          1.1 Royalties. The Parties agree that the first paragraph of Section 5 of the Product Agreement, as amended, shall be deleted in its entirety and replaced with the following:

     WCFC shall pay Cook a royalty of up to five percent (5%) of gross sales revenue received from sales of products listed hereunder minus refunds, returns and sales taxes collected, if any ("Gross Sales Revenue"); provided, the company is profitable at the end of each calendar quarter in which Gross Sales Revenue is received. No royalties shall be due on Product given away for free. Royalties shall be paid quarterly on or before May 1, August 1, November 1, and February 1 for all Gross Sales Revenue received in the quarter ending the previous March 31, June 30, September 30, and December 31, respectively. Cook shall be entitled to take draws against royalties up to a maximum of $500,000.00 per quarter.

          1.2 Investments Assigned to Cook in Lieu of Unpaid Royalties. WCFC and Cook agree that certain investments made by WCFC or any of its subsidiary entities may be assigned to Cook in lieu of payment of royalties; provide, however, that such investments only




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may be assigned in lieu of royalties  due  hereunder if both Cook and WCFC agree upon such assignment. The Parties further agree that is such an assignment of investments takes place, the initial book value of the investments assigned, as reflected on WCFC's books, shall be used to determine how much should be applied against any royalties otherwise due Cook under the Product Agreement, as amended.

          1.3 Modification of Exhibit A. The Parties agree that Exhibit A to the Product Agreement is hereby deleted and shall be replaced in its entirety with a new exhibit substantially in the form attached hereto and incorporated herein as Exhibit A.

     2. Effective Date. The effective date of this Amendment shall be July 1, 2001.

     3. Capitalized Terms. Any capitalized terms not defined herein shall have the same meaning ascribed to such terms in the Product Agreement.

     4. Couterparts. This Amendment and any other document or instrument related to the Product Agreement to be executed by the Parties may be executed in counterparts, each of which shall constitute an original.

     5. Remaining Terms Unchanged. All other terms of the Product Agreement, as amended, remain binding and in effect.

EXECUTED as of the date first written above.

                                   Wade Cook Financial Financial Corporation, a Washington corporation


                                   /s/ Cynthia C. Britten, CFO
                                   ---------------------------------------------
                                   By:  Cynthia C. Britten
                                   Its:  Chief Financial Officer


                                   /s/ Wade B. Cook
                                   --------------------------------------------
                                   Wade B. Cook









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